UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 8, 2006

AMERICAN INTERNATIONAL VENTURES, INC.

(Exact name of Registrant as specified in charter)

       Delaware

          000-30368

22-3489463

(State of Incorporation)    Commission File No.  (I.R.S. Employer ID Number)

4058 Histead Way, Evergreen, Colorado 80439

 (Address of principal executive offices)         (Zip Code)

Registrant's telephone number (303) 670-7378

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01  Other Information.

On May 25, 2006, the Company issued a Press Release regarding the commencement of drilling operations on its Bruner property located in Nye County, Nevada conducted by the Company’s Joint Venture partner Cougar Gold LLC (a subsidiary of Electrum Resources, LLC).

The Company reports that it has been informed by  Cougar Gold LLC that the diamond core drilling program undertaken at the Bruner property has been suspended pending review of the results.

The core drilling program was halted in late July due to concerns over delays in receiving critical assay results, and disappointing values in early assay returns.  A minimum of 12 drill holes were contemplated by Cougar.  Nine drill holes were completed to depths ranging from 470 to 1,106 feet and the total footage drilled was 6962 feet.  The pending assays have now been received and are being reviewed by Cougar’s geological team and management.  No future drilling of this target is planned until such time as Cougar personnel can evaluate the existing results.

Prior to launching the drilling program, field mapping and research efforts by Cougar personnel identified numerous veining, alteration and mineralization features at the Bruner property similar to the high grade gold mineral system at the Ken Snyder Mine, Midas, Nevada.  At Ken Snyder, erratic zones of high grade gold mineralization were exploited in the district’s early development and these zones lie well above the epithermal boiling zone, where extensive zones of “Bonanza Grade” gold mineralization are now being mined by Newmont Gold Corp.

Based on the similarities to the alteration and mineralization at the surface of the Ken Snyder, and the Ken Snyder conceptual model, Cougar geologists designed the Bruner drilling program to test for potentially similar high grade vein systems at depth.  The recent drilling program was focused on testing the intersections of the northerly-trending silicified gold-bearing breccia zones and northwesterly mineralized faults at the projected depths of the epithermal boiling zone. However, no high grade gold intersections typical of “Bonanza” style ore bodies, such as those at Ken Snyder, were encountered.  Cougar management has informed the Company that during this present drilling suspension they intend  to continue their district mineral study at Bruner in order to identify possible additional targets, including near surface targets.

As previously reported by the Company, several mining and exploration companies have extensively drilled the known near surface gold mineralization at Bruner.  This drilling has identified a broad, shallow zone of disseminated gold mineralization, however, the potential for commercialization of this deposit is not known at this time.  Although this mineral resource was not the primary target in the current drilling effort, it has been the main focus of previous exploration, and a number of preliminary resource estimates have been generated.  Cougar exploration personnel intend to conduct a comprehensive review of these earlier drilling results and generate a more definitive resource calculation.

Cougar has met its obligations for the first year of the joint venture and has paid the Company the second year’s annual payment of $25,000.

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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American International Ventures, Inc.

/s/ Myron Goldstein

September 8, 2006

Myron Goldstein

Chairman

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